Exhibit 10.3

FIFTH AMENDMENT

TO

HORIZON BANCORP

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1997)

WHEREAS, Horizon Bancorp (the “Company”) maintains the Horizon Bancorp Supplemental Executive Retirement Plan (As Amended and Restated Effective January 1, 1997) (the “Plan”); and

WHEREAS, pursuant to Section 7.1 of the Plan, the Board of Directors of the Company (the “Board”) has reserved the right to amend the Plan;

WHEREAS, the Board has determined to amend the Plan to clarify that the assets of a grantor trust used for the Plan may be invested in common stock of the Company; and

WHEREAS, allowing participants’ accounts in the Plan to be invested in Company Stock will more closely align participants’ interests with the Company’s shareholders; and

WHEREAS, the Board has authorized such amendment to the Plan as set forth below;

NOW, THEREFORE, pursuant to Section 7.1 of the Plan, the Company hereby amends the Plan, effective as January 1, 2010, by adding the following sentence to the end of Section 4.2:

“To the extent permitted by a trust established pursuant to this Section, the assets of the trust may be invested in common stock of the Company.”

IN WITNESS WHEREOF, the undersigned officers of the Company have caused this Fifth Amendment to be executed this 15th day of December, 2009, but effective as of January 1, 2010.

HORIZON BANCORP

By:	/s/ Craig M. Dwight
Craig M. Dwight, President and Chief Executive Officer

ATTEST

By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer